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                                                                       EXHIBIT 5


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (714) 725-4000
                            FACSIMILE (714) 725-4100

                                                           SAN FRANCISCO OFFICE
                                                           44 MONTGOMERY STREET,
                                                                SUITE 2950
                                                              SAN FRANCISCO,
                                                             CALIFORNIA 94104
                                                                TELEPHONE
                                                             (415) 765-9180
                                                                FACSIMILE
                                                             (415) 765-9187


                                February 13, 1998


Datum Inc.
9975 Toledo Way
Irvine, California  92718

        RE: Registration Statement on Form S-8 (Employee Stock Purchase Plan and 1994 Stock Incentive Plan)

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Datum Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 650,000 shares of the Company's common stock, $.25 par value ("Common Stock"), issuable under the Company's Employee Stock Purchase Plan and the 1994 Stock Incentive Plan (the "Plans").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that:

        1. stock options, when issued in accordance with the Plans, will be legally issued and binding obligations of the Company; and

        2. 650,000 shares of Common Stock, when issued under the Plans and against full payment therefor in accordance with the respective terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                STRADLING YOCCA CARLSON & RAUTH